EXHIBIT 99.3
                                                                    ------------

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Voltage Vehicles, Inc.

We have audited the accompanying balance sheet of Voltage Vehicles, Inc. (A Company in the Development Stage) as of December 31, 2001, and the related statements of operations, changes in shareholder's deficit, and cash flows for the period from inception (February 26, 2001) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voltage Vehicles, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period from inception (February 26, 2001) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                      /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
July 3, 2002, except for Note 7, as
to which the date is August 7, 2002

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

                             VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                                  BALANCE SHEET
                                DECEMBER 31, 2001


                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash and cash equivalents                                      $     4,381
  Accounts receivable, net of allowance for
    doubtful accounts of $3,189                                        4,754
  Inventory                                                          129,408
                                                                 -----------

     TOTAL CURRENT ASSETS                                            138,543

OFFICE EQUIPMENT, net of accumulated depreciation of $890              6,317
                                                                 -----------

                                                                 $   144,860
                                                                 ===========

                      LIABILITIES AND SHAREHOLDER'S DEFICIT
                      -------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                          $     5,302
  Due to related parties (Note 2)                                    177,942
  Advances payable (Note 3)                                           61,665
                                                                 -----------

     TOTAL LIABILITIES                                               244,909
                                                                 -----------

SHAREHOLDER'S DEFICIT:
  Common stock, no par value; 25,000 shares authorized;
     16,000 shares issued and outstanding                              2,500
  Deficit accumulated during the development stage                  (102,549)
                                                                 -----------

     TOTAL SHAREHOLDER'S DEFICIT                                    (100,049)
                                                                 -----------
                                                                 $   144,860
                                                                 ===========

        The accompanying notes are an integral part of these statements.

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

                             VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                             STATEMENT OF OPERATIONS
                    PERIOD FROM INCEPTION (FEBRUARY 26, 2001)
                            THROUGH DECEMBER 31, 2001


SALES                                                            $    59,878

COST OF SALES                                                         49,216
                                                                 -----------

GROSS PROFIT ON SALES                                                 10,662
                                                                 -----------

OPERATING EXPENSES:
  Advertising and promotion                                            8,448
  Bad debts                                                            3,189
  General and administrative                                          22,454
  Interest expense                                                     1,860
  Salaries and related expenses                                       27,295
                                                                 -----------

       TOTAL OPERATING EXPENSES                                       63,246
                                                                 -----------

       OPERATING LOSS                                                (52,584)
                                                                 -----------

OTHER INCOME (LOSS):
  Other income                                                            35
  Inventory casualty loss (Note 5)                                   (50,000)
                                                                 -----------

       NET OTHER LOSS                                                (49,965)
                                                                 -----------

NET LOSS BEFORE INCOME TAXES                                        (102,549)

  Provision for income taxes (Note 4)                                    --
                                                                 -----------
NET LOSS                                                         $  (102,549)
                                                                 ===========

        The accompanying notes are an integral part of these statements.

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

                             VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                  STATEMENT OF CHANGES IN SHAREHOLDER'S DEFICIT
                    PERIOD FROM INCEPTION (FEBRUARY 26, 2001)
                            THROUGH DECEMBER 31, 2001


                                                                       Deficit
                                                 Common Stock       Accumulated
                                                 No Par Value        During the      Total
                                                                    Development  Shareholder's
                                             Shares       Amount       Stage        Deficit
                                           ----------   ----------   ----------   ----------
BALANCES, INCEPTION, FEBRUARY 26, 2001            --    $      --    $      --    $      --

  Issuance of common stock                     16,000        2,500          --         2,500

  Net loss                                        --           --      (102,549)    (102,549)
                                           ----------   ----------   ----------   ----------
BALANCES, DECEMBER 31, 2001                    16,000   $    2,500   $ (102,549)  $ (100,049)
                                           ==========   ==========   ==========   ==========
















        The accompanying notes are an integral part of these statements.

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

                            VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                             STATEMENT OF CASH FLOWS
                    PERIOD FROM INCEPTION (FEBRUARY 26, 2001)
                            THROUGH DECEMBER 31, 2001
                           INCREASE (DECREASE) IN CASH



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $  (102,549)
  Adjustments to reconcile net loss to net cash used in
        operating activities:
     Depreciation                                                        890
     Bad debts                                                         3,189
     Increase in accounts receivable                                  (7,943)
     Increase in inventory                                           (67,743)
     Increase in accounts payable                                      5,302
                                                                 -----------

          NET CASH USED IN OPERATING ACTIVITIES                     (168,854)
                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment                                        (7,207)
                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in due to affiliate                                       177,942
  Issuance of common stock                                             2,500
                                                                 -----------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                   180,442

NET INCREASE IN CASH                                                   4,381

CASH, BEGINNING OF PERIOD                                                --

CASH, END OF PERIOD                                              $     4,381
                                                                 ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:

  Inventory purchased through advances payable                   $    61,665
                                                                 ===========

        The accompanying notes are an integral part of these statements.

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

                             VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Voltage Vehicles, Inc. ("the Company") was incorporated in Nevada on February 26, 2001. The Company is a full-service alternative fuel vehicle distributor specializing in electric and alternative fuel vehicles. The Company has been in the development stage since its inception.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, cash includes deposits in commercial bank accounts.

ACCOUNTS RECEIVABLE

The Company uses the allowance method for accounting for bad debts. At December 31, 2001, the Company has reserved $3,189 for doubtful receivables.

INVENTORY

Inventory is valued at the lower of cost or market. Inventory is costed on a specific identification method. As of December 31, 2001, inventory is entirely comprised of finished goods.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets ranging from 5 to 7 years. The cost of maintenance and repairs is charged to expense as incurred. Significant renewals and improvements are capitalized.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

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

                             VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONCLUDED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash, other assets and payables approximate fair value due to the short-term nature of those instruments.

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company receives office space and facilities from a related entity, The Rap Group, Inc. ("RAP"). RAP has also advanced $166,942 in operating capital as of December 31, 2001. The advances are non-interest bearing and are due on demand. In addition, the Company purchased an electric car from ZAP (See Note 6), and has an $11,000 liability due them.

NOTE 3 - ADVANCES PAYABLE

The Company has been advanced $61,665 from an unrelated individual for the purchase of inventory. The advances bear interest at 6% per annum and are due on demand.

NOTE 4 - INCOME TAXES

As of December 31, 2001, the Company has a net operating loss carryforward for income tax and financial reporting purposes of approximately $100,000, expiring in the year 2021. The deferred tax asset that results from such operating loss carryforward of approximately $34,000 at December 31, 2001, has been fully reserved for in the accompanying financial statements. During the period ended December 31, 2001, the valuation allowance established against the net operating loss carryforwards increased by $34,000.

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


                             VOLTAGE VEHICLES, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5 - INVENTORY CASUALTY LOSS

During December 2001, the Company purchased $100,000 of inventory. During transit, a portion of the inventory was destroyed in a fire. The Company has made an allowance and has written off $50,000 of the purchased inventory.

NOTE 6 - SUBSEQUENT EVENT

Effective July 1, 2002, the Company was acquired by ZAP, a publicly traded company as a wholly owned subsidiary. ZAP, formerly ZAPWORLD.Com, was incorporated on September 23, 1999 and provides alternate modes of transportation as a means of providing relief from the emissions associated with gas powered vehicles by developing low-cost electric vehicles. ZAP markets electric bicycles, scooters and other light electric vehicles. On March 1, 2002, ZAP filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the Northern District of California, Santa Rosa Division. Voltage Vehicles, Inc. was included in their plan of reorganization. ZAP's plan of reorganization was approved by the United States Bankruptcy Court June 20, 2002 which allowed ZAP to emerge from bankruptcy.

NOTE 7 - EVENT SUBEQUENT TO THE DATE OF THE AUDITOR'S REPORT

On August 7, 2002, the Company's current shareholder, ZAP (see Note 6), infused $100,000 as additional paid-in capital to fund the Company's operations.

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